UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2026

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Axe Compute Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Brickell Avenue, Suite 510

Miami, Florida 33131

(Address of Principal Executive Offices) (Zip Code)

(305) 563-3850

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AGPU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 9, 2026, following the review of his qualifications by the Board of Directors (the “Directors”) of Axe Compute Inc. (the “Company”), the Board appointed Guang Yang to fill an existing vacancy on the Board, effective immediately. Mr. Yang was appointed as a Class II director, to serve until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Following Mr. Yang’s appointment, the Board consists of five directors, a majority of whom are independent, and two vacancies remain. The Board has determined that Mr. Yang is independent under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”).

There are no arrangements or understandings between Mr. Yang and any other person pursuant to which he was appointed as a director. There are no family relationships between Mr. Yang and any director or executive officer of the Company. Mr. Yang does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Yang will participate in the Company’s Amended and Restated Director Compensation Program (the “Director Compensation Program”), under which each non-employee director receives (i) a quarterly award of $8,333 for Board service, consisting of shares of the Company’s common stock with a value of $6,000 and $2,333 in cash, (ii) an additional annual award of $10,000, consisting of shares of common stock with a value of $7,000 and $3,000 in cash, payable on or about June 17 of each year, and (iii) an additional annual award of $11,112 for each committee on which the director serves, consisting of shares of common stock with a value of $8,000 and $3,112 in cash, payable on December 31 of each year, in each case with the cash portion payable in additional shares of common stock at the director’s election and with shares valued at the closing price of the common stock on the last day of the applicable quarter or year or other applicable award date. Mr. Yang’s compensation for his initial period of service will be prorated.

Committee Appointment

On November 9, 2026, the Board appointed Mr. Yang as a member and the chair of the Audit Committee of the Board and determined that Mr. Yang meets the heightened independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rule 5605(c)(2)(A), and qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Biographical Information

Guang Yang. Mr. Yang, age 62, has served as Managing Partner of FTL Investments LLC, an investment firm focused on innovative companies across sectors including lithium recycling and next-generation biotechnology, since July 2020. From 2018 to 2020, Mr. Yang served as Executive Chairman and Chief Executive Officer of BrightSphere Investment Group Inc. (NYSE: BSIG), an asset manager, having previously served as its Lead Independent Director from 2017 to 2018. From 2016 to 2018, Mr. Yang served as Partner and President of HNA North America and HNA Capital International. From 2010 to 2016, Mr. Yang founded and led Finergy Capital, a Beijing-based private investment firm, and from 1995 to 2010, he served as Executive Vice President and Senior Portfolio Manager of Global Equities at Franklin Templeton Investments and as Chairman of Franklin Templeton China. Mr. Yang holds a Ph.D. from the Australian National University, an M.B.A. from Harvard Business School and a B.S. from the University of Science and Technology of China, and has held the Chartered Financial Analyst designation since 1998. The Board believes Mr. Yang is qualified to serve as a director due to his extensive experience in capital markets and strategic corporate transformation and his experience as a senior executive and director of a U.S. public company.

Item 7.01. Regulation FD Disclosure.

On November 13, 2026, the Company issued a press release announcing the matters described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axe Compute Inc.

Date: November 13, 2026	By:	/s/ Christopher Miglino
Christopher Miglino
Chief Executive Officer